UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 1, 2005

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On February 1, 2005 we entered into an Underwriting Agreement with UBS Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp. and Needham & Company, Inc., together the Underwriters, relating to the sale of 8,500,000 shares of our common stock to the Underwriters at a price of $7.05 per share. The price to the public in this offering is $7.50 per share. The Underwriters have been granted a 30-day option to purchase up to an additional 1,275,000 shares of our common stock. The offering of the common stock will be made by means of a prospectus filed with the Securities and Exchange Commission, consisting of a prospectus supplement and a base prospectus. The press release issued by the Company dated February 2, 2004, titled “Nuvelo Announces Pricing Of Common Stock Offering,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Underwriting Agreement by and among us and the Underwriters, dated February 1, 2005. Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Cooley Godward LLP relating to the validity of the shares to be issued in the offering.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement by and among Nuvelo, Inc., UBS Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp. and Needham & Company, Inc., dated February 1, 2005

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)

99.1	Press release titled “Nuvelo Announces Pricing Of Common Stock Offering,” dated February 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Gary S. Titus
Gary S. Titus
Vice President of Finance and Chief Accounting Officer

Dated: February 2, 2005

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement by and among Nuvelo, Inc., UBS Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp. and Needham & Company, Inc., dated February 1, 2005

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)

99.1	Press release titled “Nuvelo Announces Pricing Of Common Stock Offering,” dated February 2, 2005